Exhibit 23

We hereby consent to the incorporation by reference in Fidelity D&D Bancorp, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission of our report dated February 3, 2006 relating to the consolidated financial statements of Fidelity D&D Bancorp, Inc. and Subsidiary as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, which report appears in the Registrant’s Annual Report to Shareholders for the year ended December 31,2005.

Scranton, Pennsylvania

March 15,2006

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